Exhibit 2.1

SPECIMEN

SPECIMEN

NUMBER

SHARES

OKEANIS ECO TANKERS CORP.

FORMED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP Y64177 10 1

COMMON STOCK

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF

OKEANIS ECO TANKERS CORP.

transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned.

This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

OKEANIS ECO TANKERS CORP. CORPORATE SEAL 2018 MARSHALL ISLANDS

SPECIMEN
NOT NEGOTIABLE

CHIEF FINANCIAL OFFICER

CHIEF EXECUTIVE OFFICER

© COLUMBIA PRINTING SERVICES, LLC

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series. Such request may be made to the office of the Secretary of the Corporation or to the Transfer Agent. This certificate and the shares represented thereby are issued and shall be held subject to all of the provisions of the Articles of In-corporation and Bylaws, and all amendments thereto, and resolutions of the board of directors providing for the issuance of shares of preferred stock (copies of which may be obtained from the Secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The board of directors may require the owner of a lost or destroyed share certificate, or his, her or its legal representatives, to give the Corporation a bond to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss or destruction of any such certificate. Okeanis Eco Tankers Corp. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian.................... TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act ................................................... in common (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15. COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com